UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): July 25, 2006

ITT EDUCATIONAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana	46032-1404

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Press Release issued by the Registrant dated July 27, 2006 reporting the Registrant’s results of operations and financial condition for the Registrant’s fiscal quarter ended June 30, 2006, is incorporated herein by reference and furnished to the Securities and Exchange Commission with this report as Exhibit 99.1.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The following information is furnished pursuant to Sub-item (d) of Item 5.02:

(d) On April 25, 2006, the Board of Directors of the Registrant elected Kevin M. Modany to serve as a director on the Registrant’s Board of Directors. Kevin M. Modany, age 39, has served as President and Chief Operating Officer of the Registrant since May 2005. From January 2003 through May 2005, he served as Chief Financial Officer of the Registrant. From July 2002 through April 2005, Mr. Modany served as Senior Vice President of the Registrant. From June 2002 through December 2002, he served as Director of Finance of the Registrant. Mr. Modany served as chief financial officer, chief operating officer and director of Cerebellum Software, Inc., a software development and professional services company, from October 2000 through May 2002.

There are no arrangements or understandings between Mr. Modany and any other person pursuant to which Mr. Modany was elected to the Board of Directors. Since January 1, 2005, Mr. Modany has not entered into any transaction in which he has a direct or indirect material interest and in which the Registrant or any subsidiary of the Registrant is also a party, other than Mr. Modany’s employment as an executive officer of the Registrant, and Mr. Modany is not currently considering any such transactions. A copy of the press release issued by the Registrant announcing the election of Mr. Modany to the Registrant’s Board of Directors is attached as Exhibit 99.1 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2006

ITT Educational Services, Inc.

By:	/s/ Clark D. Elwood
Name: Clark D. Elwood
Title: Senior Vice President,

General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Text of Press Release issued by the Registrant dated July 27, 2006.

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